SUITE 376
                                                          2070 CHAIN BRIDGE ROAD
                                                          VIENNA, VA 22182-2536
                                                          703 847-7500

                                                          FAX 703 848-9580

                                            GRANT THORTON  [LOGO]

Globalink, Inc. and Subsidiary              Grant Thorton LLP   Accountants and
9302 Lee Highway                                                Management Consultants
Fairfax, Virginia 22031-1208
                                                                The U.S. Member Firm of
                                                                Grant Thornton International


Dear Sirs:

We have issued our report dated March 1, 1996, accompanying the consolidated financial statements of Globalink, Inc., and Subsidiary appearing in the 1995 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-KSB for the year ended December 31, 1995, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



Vienna, Virginia
November 4, 1996